EXHIBIT 10y


                               LANDLORD'S CONSENT

         CVN Associates, L.P., a New Jersey limited partnership ("Landlord"), acknowledges that it is the landlord of the building at 6 Hollywood Court, South Plainfield, New Jersey (the "Premises"), under a Lease Agreement dated November 29, 1984, between Hollywood Court Associates, a New Jersey partnership ("Original Landlord"), and Able Laboratories, Inc., a New Jersey corporation ("Assignor"), as amended by Space Expansion and Term Extension Agreement dated April, 1988, between Original Landlord and Assignor, as further amended by Space Expansion Agreement dated June, 1993, between Landlord and Assignor (said Lease Agreement, as so amended, the "Lease"). Original Landlord assigned its right, title and interest in and to the Lease to Landlord by Assignment of Lease dated April, 1989.

         Landlord hereby consents to the assignment by Assignor of its rights, interests and obligations under the Lease and all of its title and interest in the Premises to Able Acquisition Corp., a Delaware corporation, pursuant to the Assignment of Lease attached to this Consent as Exhibit A. By consenting to the referenced Assignment of Lease, the Landlord expressly does not release the Assignor from any obligations under the Lease. The Consent shall be deemed effective upon the execution of such Assignment of Lease by Assignor and Able Acquisition Corp.

         In partial consideration of this Landlord's Consent, Assignee, on behalf of itself and its successors or assigns with respect to its interests in the Lease or the Premises, and DynaGen, Inc. hereby agree to indemnify and save harmless Landlord from, and agree to defend Landlord from, any claims for real estate brokerage commissions asserted by the Sitar Company or William Phelan resulting from the Assignment of Lease which is the subject of this Consent and any term extension, space expansion or new lease agreement between Landlord and Assignee or any successor in interest to Assignee under the Lease or with respect to the Premises.

         In partial consideration of this Landlord's Consent, Assignor hereby agrees to indemnify and save harmless Landlord from, and agree to defend Landlord from, any claims for real estate brokerage commissions asserted by the Sitar Company or William Phelan resulting from the Assignment of Lease which is the subject of this Consent.





         This Consent shall not be deemed a consent to any subsequent assignment of the Lease or a sublease of any portion of the Premises or a waiver of any rights of Landlord under the Lease, except as expressly set forth in this Consent.


         Landlord, Assignor, Assignee and DynaGen, Inc. execute this Consent as of August 19, 1996.

ABLE ACQUISITION CORP.                    CVN ASSOCIATES, L.P.

                                           By:  CVN ASSOCIATES, INC.,
                                                     General Partner

By: Dhananjay G. Wadekar                   By: Frank D. Viscaglia
    ----------------------                    ------------------------
Name:                                      Name: Frank D. Viscaglia
Title:                                     Title: President

DYNAGEN, INC.                              ABLE LABORATORIES, INC.


By:Dhananjay G. Wadekar                    By:George Barrett
    ----------------------                    ------------------------
Name:                                      Name: George Barrett
Title:                                     Title: President